                                   2,766,667 Shares

                               HAWKER PACIFIC AEROSPACE

                                     Common Stock


                                  ____________, 1998


                                UNDERWRITING AGREEMENT




                               EVEREN Securities, Inc.
                          The Seidler Companies Incorporated

                                   2,766,667 Shares

                               HAWKER PACIFIC AEROSPACE


                                     Common Stock
                                    (no par value)


                                UNDERWRITING AGREEMENT

                                    ________, 1998



EVEREN Securities, Inc.
The Seidler Companies Incorporated
As Representatives of
  the Several Underwriters
c/o EVEREN Securities, Inc.
    77 West Wacker Drive
    Chicago, Illinois 60601-1994

Ladies and Gentlemen:

    Hawker Pacific Aerospace, a California corporation (the "COMPANY"), and Melanie L. Bastian (the "SELLING SHAREHOLDER") confirm their agreements with each other and the several underwriters listed in Schedule I hereto (the "UNDERWRITERS"), for whom EVEREN Securities, Inc. and The Seidler Companies Incorporated (collectively, the "REPRESENTATIVES") have been duly authorized to act as representatives, as follows:

    1. THE SHARES. Subject to the terms and conditions set forth in this agreement (the "Agreement"), the Company proposes to issue and sell 2,600,000 shares of its authorized but unissued Common Stock, no par value (the "COMMON STOCK"), to the several Underwriters and the Selling Shareholder proposes to sell an aggregate of 166,667 shares of the Company's authorized and outstanding Common Stock to the several Underwriters. The 2,600,000 shares of Common Stock of the Company to be sold by the Company are hereinafter called the "COMPANY SHARES" and the 166,667 shares of Common Stock to be sold by the Selling Shareholder are hereinafter called the "SELLING SHAREHOLDER SHARES." The Company Shares and the Selling Shareholder Shares are hereinafter collectively referred to as the "FIRM SHARES."

The Selling Shareholder also proposes to grant to the Underwriters an option to purchase up to 415,000 additional shares of Common Stock (the "OPTION SHARES") if requested by the Underwriters as provided in Section 3 hereof. In addition, the Company proposes to sell to you, individually and not in your capacity as Representatives, five-year warrants (the "REPRESENTATIVE'S WARRANTS") to purchase up to 222,716 shares of Common Stock (the "REPRESENTATIVE'S WARRANT STOCK"), which sale will be consummated in accordance with the terms and conditions of the Representative's Warrant Agreement (the "REPRESENTATIVE'S WARRANT AGREEMENT"), the form of which is filed as an exhibit to the Registration Statement described below. The Firm Shares and the Option Shares are herein collectively called the "SHARES."

    The Company and the Selling Shareholder hereby confirm their respective agreements with the Underwriters as follows:

    2. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1 (File No. 333-40295) including a prospectus, relating to the Shares, that may have been amended; each such amendment was so prepared and filed. The registration statement, as amended at the time when it became or becomes effective, including all financial schedules and exhibits thereto and all of the information (if any) deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Act ("RULE 430A"), is hereinafter referred to as the "REGISTRATION STATEMENT"; any registration statement filed pursuant to Rule 462(b) of under the Act is herein called the "462(b) REGISTRATION STATEMENT," and after such filing the term "REGISTRATION STATEMENT" shall include the Rule 462(b) Registration Statement; the prospectus in the form first provided to the Underwriters by the Company in connection with the offering and sale of the Shares (whether or not required to be filed pursuant to Rule 424(b) under the Act ("RULE 424(b)")) is hereinafter referred to as the "PROSPECTUS," except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus (whether or not any such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Act), the term "PROSPECTUS" shall refer to the revised prospectus from and after the time it is first provided to the Underwriters for such use; and each preliminary prospectus included in the Registration Statement prior to the time it became or becomes effective is herein referred to as a "PRELIMINARY PROSPECTUS."

    3. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company and the Selling Shareholder agree, severally and not jointly, to sell to the Underwriters, at a price of $_____ per Share (the "PURCHASE PRICE"), the

Company Shares and the Selling Shareholder Shares, respectively; and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, at the Purchase Price, the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

    On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Selling Shareholder agrees to sell to the Underwriters, at the Purchase Price, up to 415,000 Option Shares; and (ii) the Underwriters shall have the right to purchase, severally and not jointly, from time to time, up to an aggregate of 415,000 Option Shares at the Purchase Price. Option Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Option Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

    For a period of 180 days from the date this Agreement becomes effective, the Company will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; PROVIDED, HOWEVER, that this clause shall not apply to the transactions expressly contemplated hereby and the granting of options for shares of Common Stock and involving the Shares the sales of shares of Common Stock to the Company's employees pursuant to the exercise of options under those employee benefit plans described in the Prospectus.

    For a period of 180 days from the date this Agreement becomes effective, the Company will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters, file a registration statement relating to shares of capital stock (including the Common Stock) or securities convertible into or exercisable or exchangeable for, capital stock or warrants, options or rights to purchase or acquire, capital stock, with the exception of the filing of Registration Statements on Form S-8 with respect to the Company's employee benefit plans described in the Prospectus.

    4. AGREEMENTS OF THE COMPANY AS TO DELIVERY AND PAYMENT. The Company agrees with each Underwriter that:

         (a) Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third full business day (such time and date being referred to as the "CLOSING DATE") following the date of the initial public offering of the Firm Shares as advised to you by the Company, at such place as you shall designate.

         (b) Delivery to the Underwriters of and payment for any Option Shares to be purchased by the Underwriters shall be made at such place as the Representatives shall designate, at 10:00 A.M., New York City time, on such date or dates (individually, an "OPTION CLOSING DATE" and collectively, the "OPTION CLOSING DATES"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from the Representatives to the Company of the Underwriters' determination to purchase a number, specified in said notice, of Option Shares. Any such notice may be given at any time within 30 days after the date of this Agreement.

         (c) Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, and shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes payable upon initial issuance or the transfer thereof duly paid by the Company for the respective accounts of the Underwriters against payment of the Purchase Price therefor by certified or official bank check or checks payable in New York Clearing House or similar next-day funds to the order of the Company.

    5. FURTHER AGREEMENTS OF THE COMPANY. The Company also agrees with each Underwriter that:

         (a) it will, if the Registration Statement has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, as soon as practicable after the execution and delivery of this Agreement, and will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time; and the Company will comply fully and in a timely manner with the applicable provisions of Rule 424(b) and Rule 430A under the Act;

         (b) it will advise you promptly and, if requested by you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or requests by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,
    (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or, to the best knowledge of the Company, threat of any proceedings for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event or information becoming known during the period referred to in paragraph (e) below that makes any statement of a material fact made in the Registration Statement untrue or that requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or that requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, not misleading; if at any time the Commission shall issue or institute proceedings (or threaten to institute any such proceedings) to issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue or institute proceedings (or threaten to institute proceedings) to issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (c) it will furnish to each of the Representatives without charge one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and will furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request;

         (d) it will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, make any filing under Rule 462(b) of the Act or make any amendment or supplement to the Prospectus of which you shall not previously have been advised and provided a copy a reasonable period of time prior to the filing thereof or to which you or your counsel shall reasonably object; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by you in your or your counsel's opinion, and will use its best efforts to cause the same to become effective as promptly as possible;

         (e) promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as a prospectus is required by the Act to be delivered in connection with the sales by an underwriter or a dealer (in the opinion of your counsel), it will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and any amendment or supplement of the Prospectus) as such Underwriter or dealer may reasonably request for the purposes contemplated by the Act; the Company consents to the use of the Prospectus and any amendment or supplement thereto by any Underwriter or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection therewith;

         (f) if during the period specified in paragraph (e) any event shall occur or information become known as a result of which in the opinion of your counsel it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and, subject to paragraph 5(d) above, it will file with the Commission at the sole expense of the Company an appropriate amendment or supplement to the Prospectus so that the statements of any material facts in the Prospectus, as so amended and supplemented, will not in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law and it will furnish to the Underwriters and to such dealers as the Underwriters shall specify, at the sole expense of the Company, such number of copies thereof as such Underwriters or dealers may reasonably request;

         (g) prior to any public offering of the Shares, it will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action which would subject it to general consent to service of process in any jurisdiction in which it is not now so subject); the Company will continue such qualification in effect so long as required by law for the distribution of the Shares and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (provided, that the Company shall not be obligated to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject);

         (h) it will not, prior to the exercise in full or termination or expiration of the option to purchase the Option Shares, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus;

         (i) it will not acquire any capital stock of the Company prior to the exercise in full or termination or expiration of the option to purchase the Option Shares nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to shareholders of record on a date prior to the exercise in full or termination or expiration of the option to purchase the Option Shares, except in either case as contemplated by the Prospectus;

         (j) it will mail and make generally available to its security holders and furnish to the Underwriters as soon as reasonably practicable a consolidated earnings statement covering a period of at least 12 months beginning after the "EFFECTIVE DATE" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder and to advise you in writing when such statement has been made so available;

         (k) during the period of five years after the date of this Agreement, it will furnish to you a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD"); (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; (iii) as soon as available, of each report of the Company mailed to shareholders; and
    (iv) as soon as available, such other publicly available information concerning the Company as you may reasonably request;

         (l) whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective as to all of its provisions or is terminated, to pay all costs, fees, expenses and taxes incident to the performance by the Company of its obligations hereunder, including (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e) above of this
    Section 5, (ii) the word processing, reproduction and distribution of this Agreement, the Blue Sky Survey and any other agreements, memoranda, correspondence and other documents prepared and delivered by the Underwriters or their counsel in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such preparation and delivery), (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states, including in each case the fees and disbursements of counsel for the Underwriters, relating to such registration or qualification and memoranda relating thereto, (iv) filings and clearance with the NASD in connection with the offering and sale of the Shares, (v) the listing of the Shares on the The Nasdaq National Market ("NMS") (vi) furnishing such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom the Shares may be sold, (vii) obtaining the opinions to be provided pursuant to Sections 8(g), 8(h) and 8(i) of this Agreement and (viii) the performance by the Company of all of its other obligations under this Agreement;

         (m) in addition to the expenses set forth in Section 5(l), the Company shall, as applicable: (A) on the Closing Date, pay to EVEREN Securities, Inc. and The Seidler Companies Incorporated individually and not in their capacities as Representatives, a non-accountable expense allowance equal to one percent (1%) of the initial public offering price of the Shares sold pursuant to this Agreement (including any Option Shares sold pursuant to this Agreement), or (B) (i) if the sale of the Shares provided for herein is not consummated because the Underwriters exercise their right to terminate this Agreement pursuant to Section 9 hereof and any of the following have occurred during the term of this Agreement:
    (x) there has been any material adverse change in the condition (financial or otherwise), earnings, affairs, business or prospects of the Company, or
    (y) the Company or the Selling Shareholder shall refuse or be unable to comply with any provision hereof (except as the result of a breach of this Agreement by the Underwriters), the Company will promptly reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of Shares, or (ii) if the sale of the Shares provided for herein is not consummated this Agreement is terminated for any reason other than the reasons set forth set in clause (B) (i) of this Section

    5(l), the Company shall pay all reasonable out-of-pocket expenses (including the fees and disbursements of counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of Shares up to a maximum of $50,000, plus the Representatives' actual out-of-pocket expenses of travel, food and lodging in connection with their due dilgence trip to the United Kingdom in November 1997.

         (n) it intends to use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus and it will file such reports with the Commission with respect to the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act;

         (o) if, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A, then immediately following the execution and delivery of this Agreement, it will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b), copies of an amended prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended prospectus), containing all information so omitted;

         (p) it will cause the Shares to be listed, subject to notice of issuance or sale, on the NMS; it will comply with all registration, filing and reporting requirements of the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT") and the NMS;

         (q) the Company shall obtain and deliver to you prior to the Closing Date an agreement from each officer and director of the Company, and each beneficial owner of Common Stock prior to the date hereof the written agreement (the "Lock-up Agreements") that for a period of 180 days from the date this Agreement becomes effective, will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; PROVIDED, HOWEVER, that this clause shall not apply to the transactions expressly contemplated hereby involving the Shares or to transfers of Common Stock to partnerships, limited liability companies, trusts or similar entities organized for the exclusive benefit of family members of the transferor for financial and estate planning purposes so long as any transferee that receives Common Stock as a result of such transfer shall agree upon such transfer to be bound by the terms of this paragraph and shall be capable of being so bound; and

         (r) it will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

    6.   Representations and Warranties.

         (a) the Company and the Selling Shareholder jointly and severally represent and warrant to each Underwriter as of the date hereof, the Closing Date and each Option Closing Date that:

              (i) the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted or threatened any proceedings for that purpose. The Registration Statement, on the date it became or becomes effective, any 462(b) Registration Statement, on the date it became or becomes effective, each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (or if not filed, on the date provided by the Company to the Underwriters in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date conformed or will conform with the requirements of the Act and the rules and regulations promulgated thereunder ("RULES AND REGULATIONS"); the Registration Statement, on the date it became or becomes effective, and any 462(b) Registration Statement, on the date it became or becomes effective, did not or will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (or if not filed, on the date provided by the Company to the Underwriters in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date did not and will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the foregoing shall not apply to statements in or omissions from the Registration Statement and the Prospectus made or omitted in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein; the Company and the Selling Shareholder hereby acknowledge for all purposes under this Agreement that (A) the statements set forth under the caption "Underwriting" in the Prospectus and (B) the stabilization legend on the gate-fold of the Prospectus constitute the only written information furnished to the Company by or on behalf of the Underwriters for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto;

              (ii) the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of California, with full corporate power and authority to own or lease its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure to be so qualified, either individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, assets, prospects, net worth or results of operations of the Company taken as a whole (a "MATERIAL ADVERSE EFFECT");

              (iii) the Company has no subsidiaries other than Hawker Pacific Aerospace, Ltd, a company organized and operating under the laws of the United Kingdom for the purposes of acquiring the assets of British Airways plc's landing gear repair and overhaul operations (the "BA ASSETS") to be acquired by the Company immediately following the Closing Date (the "BA ACQUISITION"); all issued and outstanding shares of capital stock or other equity interest of each such subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase shares or other equity interest and are owned by the Company or a subsidiary of the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

               (iv) the capitalization of the Company is, and upon consummation of the transactions contemplated hereby and by the Prospectus will be, as set forth in the Registration Statement and the

         Prospectus under the caption "Capitalization;" all of the outstanding shares of capital stock of the Company (including the shares to be sold by the Selling Shareholder hereunder) have been duly authorized and are validly issued, are fully paid and non-assessable and conform to the description thereof in the Registration Statement and the Prospectus and were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities; and, except as set forth in the Registration Statement and the Prospectus with respect to the Company's 1997 Stock Option Plan and the conversion of its outstanding Preferred Stock, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; the description of the Company's 1997 Stock Option Plan and the other options or rights granted and exercised thereunder, as set forth in the Registration Statement and the Prospectus, accurately and fairly presents the information required to be shown under the Act with respect to such options and rights;

               (v) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described therein, (A) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, (B) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or otherwise and (C) there has not been any material adverse change in the Company's condition (financial or otherwise), business, affairs, prospects or results of operations or any material change in the Company's capital stock, short-term debt or long-term debt;

               (vi) the Company Shares have been duly and validly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus;

               (vii) each of this Agreement, the Representatives' Warrant Agreement, the [Agreement(s) under which it is to acquire the BA Assets] (the "ACQUISITION AGREEMENT") and the [Agreement(s) under which it is to borrow to fund the balance of the purchase price for the BA Assets] (the ("New Credit Facility") has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles;

               (viii) the Company is not in violation of its Articles of Incorporation or by-laws; the Company is not in violation of or in breach of or in default in (nor has any event occurred that with notice or lapse of time, or both, would be a breach of or a default
         in) the performance of any obligation, agreement or condition contained in any agreement, lease, contract, permit, license, franchise agreement, mortgage, loan agreement, debenture, note, deed of trust, bond, indenture or other evidence of indebtedness or any other instrument or obligation (collectively, "OBLIGATIONS AND INSTRUMENTS") to which the Company is a party or by which the Company or any of its properties or assets is bound or affected (except for such contravention or default as would not have a Material Adverse Effect); the Company is not in violation of or in breach of or in default in (nor has any event occurred that with notice or lapse of time, or both, would be a breach of or a default
         in) the performance of the Acquisition Agreement or the New Credit Facility (irrespective of whether such contravention or default would have a Material Adverse Effect); the Company is not in violation of any statute, judgment, decree, order, Rule or regulation (collectively, "LAWS") applicable to the Company or any of its properties or assets that, alone, or together with other violations of Laws would result in a Material Adverse Effect; to the best knowledge of the Company, no other party under any contract or other agreement to which the Company is a party is in material default thereunder except for such defaults as would not individually or in the aggregate result in a Material Adverse Effect; and to the best knowledge of the Company, no other party under the Acquisition Agreement or the New Credit Facility is in material default thereunder irrespective of whether such default would individually or in the aggregate result in a Material Adverse Effect;

               (ix) the execution, delivery and performance of this Agreement, the Representatives' Warrant Agreement, the Acquisition Agreement and the New Credit Facility, the delivery of the Shares by the Company and the Selling Shareholder pursuant to this Agreement and the delivery of the Representatives' Warrants by the Company pursuant to the Representatives' Warrant Agreement and compliance by the Company with all the provisions hereof, of the Representatives' Warrant Agreement, the Acquisition Agreement and the New Credit Facility and the consummation of the transactions contemplated hereby and thereby will not, alone or upon notice or the passage of time or both (A) to the best knowledge of the Company and the Selling Shareholder, after due inquiry, require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body or third party (except in the case of the Shares and Representatives' Warrants, such as may be required under the Act and the securities or Blue Sky laws of the various states or by the
         NASD), (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms and provisions of any Obligation or Instrument, (C) conflict with or constitute a breach or default under any Obligation or Instrument to which the Company is a party or by which the Company or any of its properties or assets is bound, (except for such creation, conflict, breach or default as would not have a Material Adverse Effect or would not interfere with the consummation of the transactions contemplated by the Acquisition Agreement), or (D) assuming compliance with the Act and all applicable state securities or Blue Sky laws, violate or conflict with any Laws applicable to the Company or any of its subsidiaries or any of their respective properties or assets (except for such violation or conflict as could not have a Material Adverse Effect or would not interfere with the consummation of the transactions contemplated by the Acquisition Agreement); no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official (domestic or foreign) is pending against or, to the knowledge of the Company, threatened against the Company, that, if adversely determined, could reasonably be expected to in any manner invalidate this Agreement, the Representatives' Warrant Agreement, the Acquisition Agreement or the New Credit Facility;

               (x) except as set forth in the Prospectus, there is no action, suit, proceeding, inquiry or investigation, governmental or otherwise before any court, arbitrator or governmental agency or body (collectively, "PROCEEDINGS") pending to which the Company or any of its subsidiaries is a party or to which any of their respective properties or assets are subject, that, if determined adversely to the Company or any of its subsidiaries, as the case may be, might result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of any of the Shares to be sold hereunder or the consummation of the transactions contemplated hereunder, under the Representatives' Warrant Agreement, the Acquisition Agreement or the New Credit Facility, and, to the best knowledge of the Company after due inquiry, no such Proceedings are threatened or contemplated; and (except for such contracts, documents or agreements for which confidential treatment has been granted by Commission in accordance with Rule 406 of the Rules and Regulations) there is no contract, document, agreement or transaction to which the Company or any of its subsidiaries is a party, or that involved or involves the Company, any of its subsidiaries or any of their properties or assets that are required to be described in or filed as exhibits to the Registration Statement or the Prospectus by the Act or the Rules and Regulations that have not been so described or filed; no action has been taken with respect to the Company, and, to the best knowledge of the Company and the Selling Shareholder, no statute, Rule or regulation or order has been enacted, adopted or issued by any governmental agency that suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Preliminary Prospectus or the Prospectus, suspends the sale of the Shares in any jurisdiction or prevents the consummation of the transactions contemplated by the Acquisition Agreement or the New Credit Facility; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company that might prevent the issuance of the Shares, suspend the effectiveness of the Registration Statement, prevent or suspend the use of any Preliminary Prospectus or the Prospectus, suspend the sale of the Shares in any jurisdiction, or prevent the consummation of the transactions contemplated by the Acquisition Agreement or the New Credit Facility; and every request of the Commission, or any securities authority or agency of any jurisdiction, for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects;

               (xi) except for such matters against which the Company has received full indemnification as described in the Registration Statement and Prospectus, the Company has not violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), nor any foreign, Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable foreign, Federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended or the rules and regulations promulgated thereunder or similar foreign laws, that, in each case or in the aggregate, might result in a Material Adverse Effect; except for such matters against which the Company has received full indemnification as described in the Registration Statement and Prospectus, none of the property leased by the Company is contaminated with any waste or hazardous substances, and, to the extent that the

         Company disposes in the ordinary course of its business products that may be classified as or contain "hazardous substances," the disposal of such products (A) is in material compliance with all applicable laws as of the date hereof and (B) has not and will not result in a Material Adverse Effect;

               (xii) the Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities or third parties ("PERMITS"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and assets and to conduct its businesses and to own, lease and operate the BA Assets and the business it contemplates conducting upon consummation of the BA Acquisition, except where the failure to have any such Permit would not have a Material Adverse Effect; the Company has fulfilled and performed all of its material conditions or obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit; and except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company;

               (xiii) the Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

               (xiv) except as otherwise set forth in the Prospectus, the Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens for taxes not yet due and payable) to all property and assets described in the Registration Statement as being owned by it; all leases to which the Company is a party are subsisting, valid and binding and no default of the Company or, as applicable, any of the Selling Shareholder or their respective affiliates or, to the best knowledge of the Company and the Selling Shareholder, any other person has occurred or is continuing thereunder that might result in a Material Adverse Effect; and the Company enjoys peaceful and undisturbed possession under all such leases to which the Company is a party as lessee with such exceptions as do not materially interfere with the use made thereof by the Company;

               (xv) the Company maintains reasonably adequate insurance for the conduct of its business in accordance with prudent business practices with reputable third-party insurers;

               (xvi) Ernst & Young LLP, the accounting firm that has certified or reviewed, or shall certify or review, the financial statements and supporting schedules filed or to be filed with the Commission as part of the Registration Statement and the Prospectus, is an independent public accounting firm with respect to the Company as required by the Act;

               (xvii) the consolidated financial statements of the Company, together with related notes and schedules of the Company included in the Registration Statement and the Prospectus, are accurate and present fairly the financial position, results of operations and cash flows of the Company at the indicated dates and for the indicated periods; such financial statements of have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made and any unaudited financial statements have been prepared on a basis substantially consistent with that of the audited operating financial statements included in the Registration Statement and the Prospectus; and the summary and selected financial and operating data included in the Registration Statement and the Prospectus presents fairly the information shown therein and have been compiled on a basis consistent with the audited and any unaudited financial statements, as the case may be, included therein; and the pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with GAAP and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances;

               (xviii) no holder of any security of the Company has any right to require inclusion of any such security in the Registration Statement. There are no preemptive rights with respect to the offering being made by the Prospectus;

               (xix) except as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of the Company exists, or to the best knowledge of the Company after due inquiry, is imminent, that could result in a Material Adverse Effect; and the Company has not received notice of any existing or imminent labor disturbance by the employees of any of its principle suppliers, customers, manufacturers or contractors that could result in any Material Adverse Effect;

               (xx) the Company has filed or caused to be filed, or has properly filed extensions for, all foreign, federal, state and local income, value added and franchise tax returns and has paid all taxes and assessments shown thereon as due, except for such taxes and assessments as are disclosed or adequately reserved against and that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted;

               (xxi) the Company owns or possesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "PATENTS AND PROPRIETARY RIGHTS") currently employed by it in connection with the business it now operates except where the failure to so own, possess or acquire such Patents and Proprietary Rights would not have a Material Adverse Effect; and the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Patent or Proprietary Rights that, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, could result in a Material Adverse Effect;

               (xxii) the Company is conducting and intends to conduct its business so as to comply in all material respects with applicable federal, state, local and foreign government Laws, except where the failure to comply would not have a Material Adverse Effect; and except as set forth in the Registration Statement and the Prospectus, the Company is not charged with or, to the Company's knowledge after due inquiry, under investigation with respect to, any material violation of any such Laws;

               (xxiii) the Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

               (xxiv) neither the Company nor, to the best knowledge of the Company and the Selling Shareholder, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, Rule or regulation (including, without limitation, the Foreign Corrupt Practices Act) or of a character required to be disclosed in the Prospectus; the Company has not, at any time during the past five years, (1) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (2) made any unlawful payment to state, federal or foreign government officer or officers, or other person charged with similar public or quasi-public duty;

               (xxv) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for inventory is compared with the existing inventory at reasonable intervals and appropriate action is taken with respect to any differences;

               (xxvi) the Representative's Warrants have been duly and validly authorized by the Company and upon delivery to you in accordance with the Representative's Warrant Agreement will be duly issued and legal, valid and binding obligations of the Company.

               (xxvii) the Representative's Warrant Stock have been duly authorized and reserved for issuance upon the exercise of the Representative's Warrants and when issued upon payment of the exercise price therefor will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

               (xxviii) the Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Florida Statutes, Section 517.075, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA; the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "DEPARTMENT"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         (b) In addition, the Selling Shareholder represents and warrants to and agrees with each Underwriter and the Company that:

               (i) such Selling Shareholder now has and on the Closing Date and on any date on which Option Shares are purchased, will have valid marketable title to the Selling Shareholder Shares and the Option Shares, as the case may be, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than pursuant to this Agreement; and upon delivery of such Shares hereunder and payment of the purchase price as herein contemplated, each of the Underwriters will obtain valid marketable title to the Shares purchased by it from such Selling Shareholder, free and clear of any pledge, lien, security interest pertaining to such Selling Shareholder or such Selling Shareholder's property, encumbrance, claim or equitable interest, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of such Selling Shareholder;

               (ii) such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, an irrevocable Power of Attorney (the "Power of Attorney") appointing ___________ and ___________ as attorneys-in-fact (collectively, the "Attorneys" and individually, an "Attorney") and a Letter of Transmittal and Custody Agreement (the "Custody Agreement") with U.S. Stock Transfer Corporation as custodian (the "Custodian"); the Power of Attorney and the Custody Agreement constitutes a valid and binding agreement on the part of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and each of such Selling Shareholder's Attorneys, acting alone, is authorized to execute and deliver this Agreement and the certificate referred to in Section 8(l) hereof on behalf of such Selling Shareholder, to determine the purchase price to be paid by the several Underwriters to such Selling Shareholder as provided in Section __ hereof, to authorize the delivery of the Option Shares to be sold by such

         Selling Shareholder] under this Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Shares or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement;

               (iii) all consents, approvals, authorizations and orders required for the execution and delivery by the Selling Shareholder of the Power of Attorney and the Custody Agreement, the execution and delivery by or on behalf of such Selling Shareholder of this Agreement and the sale and delivery of the Selling Shareholder Shares and the Option Shares to be sold by such Selling Shareholder under this Agreement (other than, at the time of the execution hereof (if the Registration Statement has not yet been declared effective by the Commission), the issuance of the order of the Commission declaring the Registration Statement effective and such consents, approvals, authorizations or orders as may be necessary under state or other securities or Blue Sky laws) have been obtained and are in full force and effect; and such Selling Shareholder has full legal right, power and authority to enter into and perform its obligations under this Agreement and such Power of Attorney and Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder under this Agreement;

               (iv) for a period of 180 days from the date this Agreement becomes effective, the Selling Shareholder will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; PROVIDED, HOWEVER, that this clause shall not apply to the transactions expressly contemplated hereby involving the Shares or to transfers of Common Stock to partnerships, limited liability companies, trusts or similar entities organized for the exclusive benefit of family members of Selling Shareholder for financial and estate planning purposes so long as any transferee that receives Common Stock as a result of such transfer shall agree upon such transfer to be bound by the terms of this paragraph and shall be capable of being so bound;

               (v) the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of or constitute a default under any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder, or any Option Shares to be sold by such Selling Shareholder hereunder, may be bound or, to the best of such Selling Shareholder's knowledge, result in any violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over such Selling Shareholder or over the properties of such Selling Shareholder;

               (vi) such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares;

               (vii) such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares;

               (viii) all information furnished by or on behalf of such Selling Shareholder relating to such Selling Shareholder, the Selling Shareholder Shares and the Option Shares that is contained in the representations and warranties of such Selling Shareholder in such Selling Shareholder's Power of Attorney or set forth in the Registration Statement and the Prospectus is, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date, and on any later date on which Option Shares are to be purchased, was or will be, true, correct and complete, and does not, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading;

               (ix) such Selling Shareholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the

         Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, and will advise one of its Attorneys and EVEREN Securities, Inc. prior to the Closing Date and on any later date on which any Option Shares are to be purchased, if any statement to be made on behalf of such Selling Shareholder in the certificate contemplated by Section 8(l) would be inaccurate if made as of the date on which Option Shares are to be purchased;

               (x) such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Company Shares; such Selling Shareholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Shareholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

         (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty jointly and severally made by the Company and the Selling Shareholder to each Underwriter as to the matters covered thereby and shall be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein; and any certificate signed by the Selling Shareholder as such and delivered to you or to counsel for the Underwriters shall also be deemed a representation and warranty jointly and severally made by the Company and the Selling Shareholder to each Underwriter as to the matters covered thereby and shall also be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein.

    7.  INDEMNIFICATION.

        (a) The Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each of the Underwriters and each person, if any, who controls each of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (the "indemnified parties") from and against any and all losses, claims, damages, liabilities and judgments caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, or the Prospectus or any Preliminary Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that neither the Company nor the Selling Shareholder shall be liable in any such case to the extent that such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission made or omitted in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein. In addition to their other obligations under this Section 7(a), the Company and Selling Shareholder agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(a), or any inaccuracy in the representations and warranties of the Company or the Selling Shareholder herein or the failure to perform its obligations hereunder, the Company and the Selling Shareholder will pay each Underwriter on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and Selling Shareholder's obligation to indemnify hereunder or to pay each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

        (b) In case any action shall be brought against any of the indemnified parties, based upon any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and the Selling Shareholder, such indemnified parties shall promptly notify the Company (and the Selling Shareholder, care of the Company) in writing (but the failure so to notify shall not relieve the Company or the Selling Shareholder of any liability that they may otherwise have to such indemnified parties under this Section 7 (although the Company's and the Selling Shareholder' liability to an indemnified party may be reduced on a monetary basis to the extent, but only to the extent, they have been prejudiced by such failure on the part of such indemnified party) and the Company and the Selling Shareholder shall promptly assume the defense thereof, including the employment of counsel satisfactory to such indemnified party and payment of all fees and expenses. The indemnified parties shall each have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified parties unless (i) the employment of such counsel shall have been specifically authorized by the Company, (ii) the Company and the Selling Shareholder shall have failed to assume promptly the defense or to employ counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified parties and the Company or the Selling Shareholder, and an indemnified party shall have been advised by counsel that there may be one or more legal defenses available to one or more of the indemnified parties that are different from or additional to those available to the Company or the Selling Shareholder (in which case the Company and the Selling Shareholder shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the Company and the Selling Shareholder shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the indemnified parties, which firm shall be designated in writing by EVEREN Securities, Inc., and that all such fees and expenses shall be reimbursed promptly as they are incurred). The Company and the Selling Shareholder shall not be liable for any settlement of any such action effected without their written consent, which consent shall not be unreasonably withheld, but if settled with the written consent of the Company and the Selling Shareholder, the Company and the Selling Shareholder agree to indemnify and hold harmless the indemnified parties from and against any and all loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after delivery by registered or certified mail to the proper address for notice to such indemnifying party of the aforesaid request (whether or not such delivery is accepted) and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional and complete release in writing of such indemnified party from any and all liability on claims that are the subject matter of such proceeding, which such settlement shall be in form and substance satisfactory to the indemnified party. The indemnification provided in this Section 7 will be in addition to any liability which the Company and the Selling Shareholder may otherwise have.

        (c) The Underwriters agree, severally and not jointly, to indemnify and hold harmless the Selling Shareholder, the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Shareholder to the Underwriters but only with reference to information stated in or omitted from the Registration Statement, the Prospectus or any Preliminary Prospectus in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein. In case any action shall be brought against the Company, the Selling Shareholder, any of the Company's directors, any such officers or any person controlling the Company based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against the Underwriters, the Underwriters shall have the rights and duties given to the Company and the Selling Shareholder by Section 7(b) hereof (except that if the Company and the Selling Shareholder shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Selling Shareholder, the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the "indemnified parties" by Section 7(b) hereof. In addition to their other obligations under this Section 7(c), the Underwriters severally and not jointly agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(c) hereof, they will reimburse the Company and the Selling Shareholder on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and the Selling Shareholder for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company and the Selling Shareholder shall promptly return such payment to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

        (d) If the indemnification provided for in this Section 7 is for any reason unavailable to an indemnified party or insufficient to hold such indemnified party harmless in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company and the Selling Shareholder on the one hand, and the total underwriting discounts and commissions received by the Underwriters on the other, bears to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
    Section 7(d) were determined by PRO RATA allocation (even if the Underwriters, the Company or the Selling Shareholder were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Selling Shareholder shall not be required to contribute, more in the aggregate than the Maximum Amount (net of all amounts reimbursed, for any reason, by the Company or insurance policies paid for or held by the Company). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation in this Section 7(d) to contribute are several in proportion to the respective amount of Shares purchased hereunder by each Underwriter and not joint.

           (e) It is agreed that any controversy arising out of the operation of the interim payment arrangements set forth in Sections 7(a) and 7(c) hereof, including the amounts of any requested payments and method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration shall be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration shall be limited to the operation of the interim payment provisions contained in Sections 7(a) and 7(c) hereof and shall not resolve the ultimate propriety or enforceability of the obligation to indemnify or pay expenses which is created by the provisions of such Sections 7(a) and 7(c) hereof.

           (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 7, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7 and further agree not to attempt to assert any such defense.

    8. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the Closing Date and the Option Shares on any Option Closing Date are subject to the fulfillment of each of the following conditions on or prior to the Closing Date and each Option Closing Date:

         (a) All the representations and warranties of the Company and the Selling Shareholder contained in this Agreement and in any certificate delivered hereunder shall be true and correct on the Closing Date and each Option Closing Date with the same force and effect as if made on and as of the Closing Date or Option Closing Date, as applicable. The Company and the Selling Shareholder shall not have failed at or prior to the Closing Date or Option Closing Date, as applicable, to perform or comply in all respects with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

         (b) If the Registration Statement is not effective at the time of the execution and delivery of this Agreement, the Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective) not later than 9:30 A.M., New York City time, on the date of this Agreement or such later time as you may approve in writing or, if the Registration Statement has been declared effective prior to the execution and delivery hereof in reliance on Rule 430A, the Prospectus shall have been filed as required hereby, if necessary; and at the Closing Date and each applicable Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of the Underwriters, the Company or the Selling Shareholder, threatened by the Commission; every request for additional information on the part of the Commission shall have been complied with to the Underwriters' satisfaction; no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 5(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

         (c) The Shares shall have been qualified for sale under the Blue Sky laws of such states as shall have been specified by the Representatives.

         (d) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment, and no Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of material fact, or omits to state a fact that in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any material change, or any material development involving a prospective change, in or affecting particularly the business or properties of the Company, whether or not arising in the ordinary course of business, that, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

         (f)  You shall have received the Lock-up Agreements specified in
    Section 5(p) of this Agreement.

         (g) You shall have received an opinion (satisfactory to you and your counsel) dated the Closing Date or the Option Closing Date, as the case may be, of Troy & Gould Professional Corporation, counsel for the Company and the Selling Shareholder, substantially to the effect set forth on Exhibit
    A hereto and incorporated herein by this reference.

         (h) You shall have received an opinion (satisfactory to you and your counsel) dated the Closing Date of Troy & Gould Professional Corporation counsel for the Company substantially to the effect set forth on Exhibit B hereto and incorporated herein by this reference.


         (i) You shall have received on the Closing Date an opinion of Paris Smith & Randall, counsel to the Company and HPAUK dated the Closing Date, substantially to the effect set forth on Exhibit C hereto and incorporated herein by this reference.


         (j) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter from Ernst & Young LLP addressed to the Company and the Underwriters, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than five (5) business days prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Ernst & Young LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall
    (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the balance sheets of the Company as of December 31, 1995 and 1996 and September 30, 1997, and related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1995, the ten months ended October 31, 1996, the two months ended December 31, 1996 and the nine months ended September 30, 1997, (iii) state that Ernst & Young LLP has performed the procedure set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of financial information at December 31, 1993 and 1994, and (iv) address other matters agreed upon by Ernst & Young LLP and you. In addition, you shall have received from [Ernst & Young LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of September 30, 1997 did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

         (k) You shall have received from the Company a certificate, signed by David Lokken and Brian Aune, in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, addressed to the Underwriters and dated the Closing Date or Option Closing Date, as applicable to the effect that:

                (i) such officer does not know of any Proceedings instituted, threatened or contemplated against the Company of a character required to be disclosed in the Prospectus that are not so disclosed; such officer does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed;

                (ii) such officer has carefully examined the Registration Statement and the Prospectus and all amendments or supplements thereto and, in such officer's opinion, such Registration Statement or such amendment as of its effective date and as of the Closing Date, and the Prospectus or such supplement as of its date and as of the Closing Date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in such officer's opinion, since the effective date of the Registration Statement, no event has occurred or information become known that should have been set forth in an amendment to the Registration Statement or a supplement to the Prospectus which has not been so set forth in such amendment or supplement;

                (iii) the representations and warranties of the Company set forth in Section 6(a) of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                (iv) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and

         (v) each of the Company and HPAUK has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to respective closing dates of the Loan Documents and the Transaction Documents (except in the case of the Transaction Documents of the payment of the purchase price for the BA Assets to British Airways);

         (vi) no facts have come to such officer's attention that lead such officer to believe that the payment of the purchase price for the BA Assets and consummation of the transactions contemplated by the Transaction Documents may not occur immediately following the Closing Date.

    The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (iii) and (iv) of this subparagraph to be set forth in said certificate.

         (l) You shall be satisfied that, and you shall have received a certificate, dated the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, from the Selling Shareholder or the Attorneys-in Fact for the Selling Shareholder to the effect that, as of the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, they have not been informed that:

                          (i) The representations and warranties made by such Selling Shareholder herein are not true or correct in any material respect on the Closing Date or on any later date on which Option Shares are to be purchased, as the case may be; or

                          (ii) The Selling Shareholder has not complied with any obligation or satisfied any condition which is required to be performed or satisfied on the part of such Selling Shareholder at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be.

         (m) You and Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, counsel for the Underwriters, shall have received on or before the

    Closing Date or the Option Closing Date, as the case may be, such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as you and they shall have reasonably requested from the Company.

    9. EFFECTIVE DATE OF AGREEMENT, TERMINATION AND DEFAULTS. This Agreement shall become effective upon, and shall not be deemed delivered until, the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

    This Agreement may be terminated at any time prior to the Closing Date and any exercise of the option to purchase Option Shares may be cancelled at any time prior to any Option Closing Date by the Underwriters by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company or the earnings, affairs, management, or business of the Company, whether or not arising in the ordinary course of business, that would, in the Representatives' sole judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States that, in the Representatives' judgment, is material and adverse and would, in the Representatives' judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market or limitation on prices for securities on either such exchange or the Nasdaq Stock Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, Rule or order of any court or other governmental authority that in the Representatives' opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company,
(v) the declaration of a banking moratorium by either federal or New York or California state authorities, (vi) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Representatives' opinion has a material adverse effect on the financial markets in the United States or (vii) there shall be any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially adversely affects the market for the Shares.

    If on the Closing Date or on any Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or Option Shares, as the case may be, which it has agreed to purchase hereunder on such date, and the aggregate number of Firm Shares or Option Shares, as the case may be, that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed, in the aggregate, 10% of the total number of Shares that all Underwriters are obligated to purchase on such date, each non-defaulting Underwriter shall be obligated, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the total number of Firm Shares or Option Shares, as the case may be, that all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Option Shares, as the case may be, that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or Option Shares, as the case may be, in an amount that exceeds, in the aggregate, 10% of the total number of the Shares, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters, the Company and the Selling Shareholder, except as otherwise provided in this Section 9. In any such case that does not result in termination of this Agreement, either you or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

    The indemnity and contribution provisions and other agreements, representations and warranties of the Company, the Selling Shareholder and the Company's officers and directors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company or the Selling Shareholder or the officers or directors of the Company or any controlling person of the Company,
(ii) acceptance of the Shares and payment therefor hereunder or
(iii) termination of this Agreement. Notwithstanding any termination of this Agreement, the Company shall be liable for and shall pay all expenses it has agreed to pay pursuant to Section 5(l).

    Except as otherwise provided, this Agreement has been and is made solely for the benefit of, and shall be binding upon, the Company, the Selling Shareholder, the Underwriters, any indemnified person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "SUCCESSORS AND ASSIGNS" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

    10. EFFECTIVENESS OF REGISTRATION STATEMENT. You, the Company and the Selling Shareholder will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

    11. MISCELLANEOUS. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o EVEREN Securities, Inc., 77 West Wacker Drive, Chicago, Illinois 60601-1994, Attention: Syndicate Department, with a copy to EVEREN Securities, Inc., 1901 Avenue of the Stars, Suite 1460, Los Angeles CA 90067,
Attention: David Enzer, Senior Vice President; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at Hawker Pacific Aerospace, 11240 Sherman Way, Sun Valley CA 91352, Attention: David Lokken, President and Chief Executive Officer; and if sent to the Selling Shareholder will be mailed, delivered or telegraphed care of the Company, with a copy to, or in any case to such other address as the person to be notified may have requested in writing.

    The Representatives acknowledge that the sum of $50,000 has already been paid by the Company to EVEREEN Securities, Inc. to be applied against the Underwriters reasonable out-of-pocket expenses that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of Shares. In the event of the termination of this agreement, EVEREEN Securities, Inc. agrees to refund any of such of the $50,000 that is in excess of the amount necessary to pay for the Underwriters' actual out-of-pocket expenses in connection with the investigation, preparing to market and marketing the Shares, or in contemplation of performing their obligations hereunder (including the legal fees and expenses of their counsel), The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement;

    THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

    This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

    Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholder and the several Underwriters, including you.



                             Very truly yours,

                             HAWKER PACIFIC AEROSPACE,
                             a California corporation


                             By:
                                 -----------------------------------
                                  David L Lokken,
                             President and Chief Executive Officer



                             Selling Shareholder:

                             MELANIE L. BASTIAN


                             By:
                                 -----------------------------------

                             --------------------
                             Attorney-in-Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

EVEREN Securities, Inc.
The Seidler Companies Incorporated
    Acting as Representatives of the
    several Underwriters named in Schedule I.


    By:  EVEREN Securities, Inc.


         By:
             -----------------------------------
                Todd Jadwin

                                      SCHEDULE I





                                                                       NUMBER
                                                                         OF
                           UNDERWRITER                                 SHARES
                                                                       ------

EVEREN Securities, Inc. . . . . . . . . . . . . . . . . . . .


The Seidler Companies Incorporated  . . . . . . . . . . . . .






                                                                       ---------
                                                                       ---------
     Total   . . . . . . . . . . . . . . . . . . . . . . . . .         2,766,667
                                                                       ---------
                                                                       ---------

                                      EXHIBIT A



              Opinion of Troy & Gould Professional Corporation pursuant to Section 8(g)


              [To be provided]

                                       EXHIBIT B


              Opinion of Troy & Gould Professional Corporation pursuant to Section 8(h)


              [To be provided]

                                      EXHIBIT C


              Opinion of Paris Smith & Randall
              pursuant to Section 8(i)


              [To be provided]